UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2007

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2007, by action of the Board of Directors of STEC, Inc. (the “Company”), the Company amended and restated its Bylaws. Descriptions of the provisions adopted or changed and, if applicable, the previous provisions are provided below. These descriptions are summaries and are qualified in their entirety by the Bylaws filed herewith as Exhibit 3.1, the text of which is incorporated by reference in this Item 5.03.

Ability to Issue Uncertificated Shares

In August 2006, Nasdaq adopted rules requiring that listed securities be eligible for a Direct Registration Program by January 1, 2008. A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. Because the Company’s Bylaws previously required the Company to issue certificates for shares to the Company’s shareholders, the Company’s Board of Directors determined that, in order for the Company’s securities to be eligible for a Direct Registration Program, it was necessary and appropriate to amend Sections 8.4 and 8.5 of Article VIII of the Company’s Bylaws to provide the Company with the ability to have uncertificated shares. As amended, the Bylaws permit the Company to issue certificated or uncertificated shares.

Officers

Article V of the Bylaws has been revised to further distinguish and more accurately reflect the Company’s current officer/management structure by clarifying the relative authority, duties and responsibilities of the Chief Executive Officer and President (to the extent the Board of Directors appoints a President and that person is different than the Chief Executive Officer). In connection with these revisions, other sections of the Bylaws have also been revised to further clarify that either the Chief Executive Officer or President may call special meetings of the shareholders (Article II, Section 2.3), directors may resign by giving notice to either the Chief Executive Officer or President (Article III, Section 3.4), special meetings of the Board of Directors may be called by either the Chief Executive Officer or President (Article III, Section 3.7) and either the Chief Executive Officer or President are authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation(s) standing in the name of the Company (Article VII, Section 7.7).

Electronic Communications

The Bylaws have been revised to clarify and expand the Company’s permissible use of electronic communication as permitted by the California General Corporation Law. In particular, provisions were changed to allow notice to be given electronically for all meetings of shareholders (Article II, Section 2.5) and special meetings of the Board of Directors (Article III, Section 3.7) and expand the ability of the Board of Directors to conduct meetings through use of electronic communications (Article III, Section 3.5). The members of the Board of Directors may consent to any action without a meeting by electronic transmission (Article III, Section 3.12), and any director or officer may resign by electronic transmission to the Company (Article III, Section 3.4, and Article V, Section 5.4).

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of STEC, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEC, Inc.

Date: October 2, 2007	By:	/s/ Dan Moses
Dan Moses
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of STEC, Inc.